                                                                       EXHIBIT A

                               SHARE TRANSFER DEED

I, the undersigned,  KOOR INDUSTRIES LTD. (public company no.  520014143) hereby
transfer  to  FEDERMANN   ENTERPRISES  LTD.   (private  company  no.  512278391)
(hereinafter:  the "TRANSFEREE")  50,000 ORDINARY SHARES OF NIS 1 PAR VALUE EACH
marked by numbers 4,055,449 to 4,105,448 inclusive in ELBIT SYSTEMS LTD., PUBLIC
COMPANY  NO.  520043027,  at a price of NIS  143.70 per share and a total of NIS
7,185,000  to be held by the said  Transferee,  its  executors,  administrators, attorneys and  transferees  under all the  conditions  according to which I held them at the time of execution of this deed.

And I, the Transferee, agree to accept the aforementioned shares under the above conditions.

As witness to the signature in Tel Aviv

Date: November 27, 2006
Time: 10:20

Signature of Transferor:   KOOR INDUSTRIES LTD.

                                /s/ Raanan Cohen
                            ------------------------
                              Koor Industries Ltd.

Witness to Signature:          /s/ Shlomo Heller
                           ------------------------

Signature of Transferee:   FEDERMANN ENTERPRISES LTD.

                              /s/ Michael Federmann
                            ------------------------
                           Federmann Enterprises Ltd.

Witness to Signature:           /s/ Dov Ninveh
                           ------------------------